As filed with the Securities and Exchange Commission on May 4, 2012

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENTIUM S.p.A.

(Exact name of Registrant as specified in its charter)

Republic of Italy	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Piazza XX Settembre 2

22079 Villa Guardia (Como), Italy

+39 031 385111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

GENTIUM S.p.A. 2007 STOCK OPTION PLAN

(Full title of the Plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Theodore L. Polin, Esq.

Adam D. So, Esq.

Epstein Becker & Green, P.C.

250 Park Avenue

New York, New York 10177

(212) 351-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, no par value (2) (3)	2,200,000 (4)	$9.57 (5)	$21,054,000 (5)	$2,412.79
(1)	Includes such additional ordinary shares as may become issuable by reason of stock splits, stock dividends or similar transactions.
(2)	American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts issuable upon deposit of the ordinary shares registered hereby are being registered under a separate registration statement. Each American Depositary Share represents one ordinary share.

(3) This Registration Statement registers an additional 2,200,000 additional ordinary shares issuable under the Gentium S.p.A. 2007 Stock Option Plan (the “Plan”). We have previously registered 1,000,000 ordinary shares under the Plan (Registration Statement No. 333-146534).

(4) Consists of ordinary shares available for future issuance upon exercise of options available for future grant under the Plan.

(5) Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based on $9.57 per share, the average of the high and low sales prices of the Registrant’s ADSs on May 2, 2012, as reported by the Nasdaq Global Market.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (File No. 333-146534) are incorporated herein by reference and made a part hereof.

Registration of Additional Ordinary Shares Under the Plan . This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,200,000 ordinary shares, no par value, of Gentium S.p.A. which may be awarded under the 2007 Stock Option Plan pursuant to an amendment of such plan authorized by the shareholders of the Registrant on April 30, 2010 and May 9, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2007 (File No. 333-146534) by Gentium S.p.A. (the “Corporation” or the “Registrant”), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(a) Our Annual Report on Form 20-F for the year ended December 31, 2011, filed on March 30, 2012 with the Commission;

(b) All other reports filed or furnished by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2011; and

(c) The description of our ordinary shares contained in our Registration Statement on Form 8-A12G filed on May 16, 2006, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed or furnished with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Documents
5.1	Opinion of Gianni, Origoni, Grippo & Partners
23.1	Consent of Reconta Ernst & Young S.p.A
23.2	Consent of Gianni, Origoni, Grippo & Partners (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
99.1

Gentium S.p.A. 2007 Stock Option Plan, as amended, incorporated by reference to Exhibit 4.3 to the Annual Report on Form 20-F for the year ended December 31, 2011, previously filed with the Securities Exchange Commission on March 30, 2012.

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Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Villa Guardia (Como) Italy, on the 4th day of May, 2012.

GENTIUM S.p.A

By:	/s/ Khalid Islam
Dr. Khalid Islam,
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dr. Khalid Islam, Chief Executive Officer, and Salvatore Calabrese, Chief Financial Officer and Senior Vice-President, Finance, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Khalid Islam	Chairman, Chief Executive Officer and Director (principal executive officer)	May 4, 2012
Dr. Khalid Islam

/s/ Salvatore Calabrese	Chief Financial Officer and Senior Vice President, Finance (principal financial officer and principal accounting officer)	May 4, 2012
Salvatore Calabrese

/s/ Gigliola Bertoglio	Director	May 4, 2012
Gigliola Bertoglio

/s/ Marco Brughera	Director	May 4, 2012
Dr. Marco Brughera

/s/ Glenn Cooper	Director	May 4, 2012
Dr. Glenn Cooper

/s/ Laura Ferro	Director	May 4, 2012
Dr. Laura Ferro

/s/ Bobby W. Sandage, Jr.	Director	May 4, 2012
Dr. Bobby W. Sandage, Jr.

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EXHIBIT INDEX

Gentium, S.p.A.

Exhibit Number	Description of Documents
5.1	Opinion of Gianni, Origoni, Grippo & Partners
23.1	Consent of Reconta Ernst & Young S.p.A
23.2	Consent of Gianni, Origoni, Grippo & Partners (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
99.1

Gentium S.p.A. 2007 Stock Option Plan, as amended, incorporated by reference to Exhibit 4.3 to the Annual Report on Form 20-F for the year ended December 31, 2011, previously filed with the Securities Exchange Commission on March 30, 2012.

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